UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number,
including area code): (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement.

On October 27, 2005, SIRVA, Inc. (“SIRVA”) and Ann Harten mutually agreed to terminate her employment as Senior Vice President and Chief Information Officer of SIRVA to allow Ms. Harten to pursue other professional opportunities.  Such termination is to be effective as of November 11, 2005 and will terminate Ms. Harten’s employment agreement with SIRVA, which had been entered into on September 15, 2005.

As a result, SIRVA will pay Ms. Harten severance in an amount equal to the sum of (i) twelve months of her base salary (less the amount, if any, paid or payable to Ms. Harten under the terms of any other severance plan, policy, or program maintained by SIRVA) and (ii) the annual bonus under SIRVA’s Management Incentive Plan, if any, that would otherwise be payable to Ms. Harten for the year in which her employment is terminated (prorated for the number of full or partial months worked in such year).

A description of the employment agreement between SIRVA and Ms. Harten is included in SIRVA’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on September 21, 2005 (the “September 2005 8-K”), which description is incorporated herein by reference.  In addition, a copy of the employment agreement was filed with the SEC as an exhibit to the September 2005 8-K.

Item 8.01                                             Other Events.

On October 31, 2005, SIRVA issued a press release announcing, among other matters, that the filing of SIRVA’s annual report on Form 10-K for the year ended December 31, 2004 will be further delayed.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)                               Financial Statements of Business Acquired.

Not applicable.

(b)                               Pro Forma Financial Information.

Not applicable.

(c)                                Exhibits.

99.1	Press Release dated October 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: November 2, 2005

	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description
99.1	Press Release dated October 31, 2005.